PROPERTY PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
(9900 SPECTRUM DRIVE, AUSTIN, TX 78717)

This PROPERTY PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”), dated for reference purposes only as October 11, 2023, is entered into by and between 9900 SPECTRUM LLC, a Texas limited liability company (“Seller”), and TRINITY FOUNDATION RE VENTURE, LLC, a Delaware limited liability company (“Buyer”), with reference to the following facts:
RECITALS
A.    Seller owns that (i) that certain improved land containing approximately 48.79 acres which is commonly known as 9900 Spectrum Drive, Austin, Texas 78717, the legal description of which is attached hereto as Exhibit A and incorporated herein by reference (the “Land”), and (ii) the building containing approximately 209,302 square feet located on the Land (the “Building”) and any and all other improvements located on the Land (together with the Building, the “Improvements”, and together with the Land, the “Real Property”). For purposes of this Agreement, the “Property” shall collectively mean and refer to the following: (a) the Real Property; (b) any and all privileges, easements, rights of way and other rights and appurtenances related to the ownership of the Real Property (excepting any pre-existing oil, gas and other minerals held by predecessors in title or other third parties); (c) any and all of Seller’s right, title and interest in and to any tangible personal property affixed to the Real Property and used in connection with the ownership, operation or maintenance of the Real Property or otherwise described in Schedule 1 to the Bill of Sale (as defined in Section 5(c), below) (collectively, the "Fixtures") (provided, however, “Fixtures” shall not include any rights or claims arising prior to the Closing Date which Seller may have against any person with respect to the Fixtures); and (d) to the extent assignable, any and all of Seller’s right, title and interest in any intangible property used or useful in connection with the foregoing, contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property (collectively, the "Intangible Personal Property") (provided, however, “Intangible Personal Property” shall not include (i) any rights or claims arising prior to the Closing which Seller may have against any person with respect to the Intangible Personal Property, or (ii) rights of reimbursement with respect to utility services to the Property prior to the Closing or deposits in connection therewith). If the attached legal description of the Land is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of Chicago Title Company (Attention: Cameron Aldrich), Address: 2365 Northside Drive, Suite 600, San Diego, CA 92108, Telephone: (858) 337-2207, Email: aldrichc@ctt.com (“Title Company”), in connection with its issuance of the owner’s title policy to Buyer.
B.    Buyer desires to purchase the Property, and Seller desires to sell the Property to Buyer, on the terms and conditions of this Agreement.
NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree (and instruct Escrow Holder (defined below)) as follows:

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1.Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, Seller agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller. The term “Effective Date” shall mean the date upon which both Buyer and Seller have executed and delivered this Agreement.
2.Purchase Price. The total “Purchase Price” to be paid by Buyer to Seller for the Property shall be equal to Forty-One Million Dollars ($41,000,000) cash, which Purchase Price shall be payable as follows:

(a)Earnest Money Deposit. Within five (5) business days after the Effective Date, Buyer shall deposit (by wire transfer) Eight Hundred Thirty-Five Thousand Dollars ($835,000) (the “Earnest Money Deposit”) into an interest-bearing escrow (the “Escrow”) with Heritage Title Company of Austin, Inc. (Attention: Emily Mansfield), Address: 200 W. 6th Street, Suite 1600, Austin, Texas, Telephone: (512) 505-5000, Email: emansfield@heritage-title.com (“Escrow Holder”). The Earnest Money Deposit shall be applicable to the Purchase Price at Closing (as defined in Section 5(a) below); however, if Buyer fails to purchase the Property and such failure is due to a breach or default by Buyer under this Agreement, the Earnest Money Deposit shall be delivered to Seller as liquidated damages pursuant to Paragraph 7(a). Any interest that accrues on the Earnest Money Deposit shall be included in such Earnest Money Deposit and credited to the party entitled to the Earnest Money Deposit under this Agreement.

(b)Cash Balance. On or prior to 2 p.m. (Central time) on the Closing Date, Buyer shall deposit (by wire transfer) the balance of the Purchase Price with Escrow Holder, plus Buyer’s share of closing costs and prorations as described in this Agreement. Upon Closing, the Purchase Price shall be paid to the order or account of Seller pursuant to the terms of this Agreement.

3.Buyer’s Investigation.

(a)Due Diligence Matters. Buyer shall have until 5:00 p.m. Central Time on November 22, 2023 (the “Due Diligence Deadline”) to review and approve or disapprove, in Buyer’s sole and absolute discretion, all matters that Buyer may elect in its sole and absolute discretion to investigate concerning any aspect of the Property, the feasibility thereof for Buyer’s purposes and/or the suitability thereof for Buyer’s intended use and/or development (individually and collectively, the “Due Diligence Matters”). If Buyer approves the Due Diligence Matters (which approval shall be in Buyer’s sole and absolute discretion), then Buyer shall deliver written notice substantially in the form attached hereto as Exhibit B (the “Approval Notice”) to Seller and Escrow Holder on or prior to the Due Diligence Deadline. Buyer’s failure to deliver the Approval Notice to Seller and Escrow Holder on or prior to the Due Diligence Deadline shall constitute Buyer’s disapproval of Due Diligence Matters, in which event this Agreement shall automatically terminate, neither party shall have any further obligation or liability to the other hereunder (other than those which expressly survive termination), and Escrow Holder shall promptly return the Earnest Money Deposit (and interest) to Buyer, without the requirement of additional documentation or agreement from either party.

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(b)Buyer’s Entry Rights; Indemnity. Subject to the terms and conditions hereof, Buyer is hereby granted a license to enter upon the Property for purposes of conducting Buyer’s investigation of the Due Diligence Matters, including, without limitation, the right to conduct engineering and environmental studies and such surveys and inspections concerning the Property as Buyer shall deem desirable (collectively, the “Studies”), all of which shall be at Buyer’s sole cost and expense. In conducting any Studies, Buyer shall: (i) not perform any Phase II environmental testing or sampling or any other invasive or destructive testing or sampling without the prior written consent of Seller (which consent shall be at the sole and absolute discretion of Seller); (ii) comply with all applicable laws pertaining to Buyer’s entry and/or Studies; (iii) promptly pay when due the costs of all such Studies; (iv) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (v) repair any damage to the Property and/or any personal property of Seller or any third parties resulting directly from any such Studies; and (iv) not reveal or disclose to any third parties (except to (A) Buyer’s party’s affiliates and its legal counsel, due diligence consultants, employees, paralegals, attorneys, investors, potential investors, potential tenants, lenders, agents and/or consultants who have a reasonable basis to know such information (“Buyer Parties”), and (B) Seller and Seller's agents, but only to the extent requested by Seller in writing) prior to Closing any information obtained by Buyer concerning the Property or documents related thereto, except as may otherwise be required by law, regulation or court order, or in connection with enforcing Buyer’s rights under this Agreement; provided, however, Buyer understands and agrees that, should Seller agree in its sole and absolute discretion to any Phase II environmental testing or sampling or any other invasive or destructive testing or sampling, Buyer shall be responsible for repairing any damage to the Property and/or any personal property of Seller resulting directly from any such Studies. Buyer shall repair any damage caused by Buyer in connection with Buyer conducting its Studies (which obligation shall survive the termination of this Agreement). Buyer shall indemnify, defend, protect and hold Seller and its affiliated entities and their respective members, managers, partners, shareholders, directors, officers, agents, employees and representatives (collectively, together with Seller, the “Seller Parties”), harmless from and against any and all liabilities, claims, damages, losses, injuries, liens, costs and expenses, including, but not limited to, reasonable attorneys’ fees and costs (“Claims”), arising from (x) Buyer’s due diligence activities at the Property, (y) entry upon the Property by Buyer, its agents, employees, representatives and/or consultants, and/or (z) Buyer’s pursuit of any entitlements pertaining to the Property prior to Closing; provided, however, Buyer shall not be required to indemnify the Seller Parties, or otherwise be liable for, any Claims arising from (i) the negligence or willful misconduct of the Seller Parties, (ii) any pre-existing liabilities, conditions or other matters merely discovered by Buyer or Buyer’s representatives or agents (e.g., environmental contamination, latent construction or other physical defects or conditions) except to the extent exacerbated or contributed to by Buyer or any Buyer Parties (which shall not include the simple act by Buyer or any Buyer Party of uncovering or exposing the pre-existing condition), or (iii) any consequential or special damages. Buyer's indemnification obligation shall survive any termination of this Agreement or the Closing, as the case may be. Prior to entering upon the Property to conduct any Studies, Buyer will provide Seller (or will cause its consultants entering upon the Property to perform such Studies to provide Seller) with certificate(s) of insurance providing evidence of (1) commercial general liability insurance for not less than One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) on a general aggregate basis for bodily injury, death and property damage, insuring against any bodily injury, death or property damage arising out of any entry upon the Property (and Seller shall be named an additional

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insured under such liability policies), and (2) workers' compensation insurance having limits no less than those required by applicable state and federal statutes.

(c)Delivery of Property Documents. Following confirmation that Buyer has deposited the Earnest Money Deposit into Escrow, Seller shall provide Buyer with access to the following (collectively, the “Property Documents”) (which Property Documents may be delivered via internet access and/or by delivery of readily accessible electronic data): (i) a title report or commitment for the Property prepared by Title Company (including copies of the underlying documents referenced therein, unless such report or commitment contains hyperlinks for such underlying documents by which Buyer may access the same) (collectively referred to as "Title Documents"); and (ii) copies of standard due diligence materials relating to the Property in Seller’s possession including, but not limited to, leases, current and historical financial operating statements, vendor contracts (if applicable), real property tax bills or receipts, certificates of occupancy, surveys, title insurance policies and commitments, engineering studies, zoning information, environmental studies, all structural studies and reports, appraisals, record plats, civil engineering drawings, utility plans, architectural drawings, renderings and/or any other drawings, traffic studies, geotechnical reports, permits, outstanding liens and pending lawsuits. Buyer acknowledges, understands and agrees that except as expressly set forth in this Agreement or any document between Seller and Buyer to effectuate this transaction (each a “Closing Document” and collectively, the “Closing Documents”), (A) neither Seller nor any of its agents, employees, attorneys or contractors has made (nor shall any of them be deemed to have made) any warranties or representations regarding the truth, accuracy or completeness of the Property Documents, (B) Seller has not undertaken and will not undertake any independent investigation as to the truth, accuracy or completeness of the Property Documents, (C) delivery of the Property Documents is only for Buyer's convenience in making its own examination and determination whether to purchase the Property, and, in so doing, Buyer shall rely exclusively upon its own independent investigation and evaluation of every aspect of the Property and not on any of the Property Documents provided by Seller, and (D) Buyer hereby releases all of the Seller Parties from any and all claims, suits, damages or liability arising out of the Property Documents or any inaccuracy, error or omission therein. In the event this Agreement is terminated for any reason, Buyer shall, (1) promptly following Seller’s request therefor, return to Seller any and all Property Documents provided originally by Seller, and (2) other information regarding the Property obtained by Buyer or its employees, agents or consultants upon Seller’s request therefor and receipt of payment for Buyer’s out-of-pocket costs incurred with preparing the same; provided that in no event shall Buyer be required to turnover to Seller any proprietary, privileged or confidential tests, surveys, analysis, correspondence, reports or work product.

(d)Title Review and Approval.

(i)Buyer shall have until the date ten (10) business days prior to the Due Diligence Deadline (“Title Review Period”) to provide written notice (the "Title Notice") to Seller of any matters shown by the Title Documents which are not satisfactory to Buyer. Buyer acknowledges that it may obtain at its sole cost and expense a current survey of the Property complying with ALTA/ACSM Minimum Standards (the “Survey”). If Seller has not received written notice from Buyer by the end of the Title Review Period, that shall be deemed Buyer's

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unconditional approval of the condition of title to the Property. Notwithstanding anything herein to the contrary, any liens secured by deeds of trust, mortgages, mechanics' liens, judgment liens and delinquent taxes (other than any liens created as a result of Buyer's investigation and due diligence of the Property which shall be Buyer's sole responsibility) (collectively herein "Monetary Liens"), shall be removed on or before the Closing Date, at Seller’s sole expense. Except with respect to Monetary Liens, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any title objections, except that Seller shall reasonably cooperate in executing a customary Owner’s affidavit, in favor of Title Company, sufficient to remove exceptions from the Title Policy for mechanics' liens, parties in possession and any other matter for which Buyer has objected and can be removed with a customary Owner’s affidavit. Within five (5) business days of receipt of a Title Notice, Seller shall deliver written notice to Buyer and Escrow Holder identifying which disapproved items Seller shall undertake to cure or not cure ("Seller's Response"), provided, however, Seller must cure the Monetary Liens. If Seller does not deliver a Seller's Response within said five (5) business day period, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Buyer, other than Monetary Liens. Seller may have until five (5) days prior to the Closing Date to make such arrangements or take such steps as the parties shall mutually agree to satisfy Buyer's objection(s). If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Buyer's Title Notice, Buyer, in its sole and absolute discretion, shall have until 5:00 p.m. Central Time on the date occurring five (5) business days thereafter to notify Seller and Escrow Holder, in writing, of Buyer's election to either (i) waive the objection or (ii) terminate this Agreement and the Escrow (“Buyer’s Response”). If Seller and Escrow Holder have not received Buyer’s Response by such date, that shall be deemed Buyer's waiver of Buyer's objection (except for Monetary Liens) and, subject to Section 3(a) of this Agreement, election to proceed with Closing.
(ii) Buyer shall also have the right to approve in its reasonable discretion (i) any document recorded after the expiration of the Title Review Period, (ii) any document not disclosed on the initial Title Documents, and (iii) any new survey matter resulting from such recorded document or not disclosed document affecting title to the Property (individually and collectively, "Intervening Title Matter(s)"). Buyer shall have until 5:00 p.m. (Central time) on the fifth (5th) business day following Buyer's receipt of written notice of any such Intervening Title Matter(s) to deliver to Seller written notice ("Buyer's Intervening Title Notice") of Buyer's disapproval or conditional approval of such Intervening Title Matter(s). If Buyer delivers Buyer's Intervening Title Notice to Seller within the above time period, then Seller shall have until five (5) days prior to the Closing Date to make such arrangements or take such steps as the parties shall mutually agree to satisfy Buyer's objection(s); provided, however, Buyer's failure to deliver Buyer's Intervening Title Notice within the above time period shall be deemed to constitute Buyer's approval of all Intervening Title Matter(s). Notwithstanding anything herein to the contrary, all Monetary Liens shall be removed on or before the Closing Date, at Seller’s sole expense. Except with respect to Monetary Liens, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Intervening Title Matter(s), except that Seller shall reasonably cooperate in executing a customary Owner’s affidavit, in favor of Title Company, sufficient to remove exceptions from the Title Policy. Within three (3) business days of receipt of Buyer's Intervening Title Notice, Seller shall deliver written notice to Buyer and Escrow Holder identifying which Intervening Title Matter(s) Seller shall

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undertake to cure or not cure ("Seller's Intervening Title Matter(s) Response"). If Seller does not deliver a Seller's Intervening Title Matter(s) Response within said three (3) business day period, Seller shall be deemed to have elected to not remove or otherwise cure any exception disapproved by Buyer, other than Monetary Liens. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Buyer's Intervening Title Notice, Buyer shall have three (3) business days after receipt of Seller's Intervening Title Matter(s) Response (or the last day on which Seller's Intervening Title Matter(s) Response could be delivered to Buyer by Seller (as set forth above)) (the "Outside Title Approval Date") to notify Seller and Escrow Holder, in writing, of Buyer's election (“Buyer’s Additional Response”) to either waive the objection or terminate this Agreement and the Escrow, in which case (i) this Agreement shall terminate, (ii) Escrow Holder shall promptly refund the Earnest Money Deposit to Buyer, and (iii) neither party hereunder shall have any further obligations or liabilities under this Agreement, except as specifically set forth herein. If Buyer fails to timely deliver Buyer’s Additional Response, Buyer shall be deemed to have waived its prior obligation to the Intervening Title Matter(s), except with respect to Monetary Liens. If Seller elects to cure any Intervening Title Matter(s) set forth in Buyer's Intervening Title Notice, Seller shall have until the Closing Date to do so, provided failure to do so shall in no way be deemed a default by Seller hereunder. If such cure cannot be accomplished within such time, and Buyer has not waived its objections to such failure by Seller to cure by the Closing Date, then this Agreement shall terminate, the Earnest Money Deposit shall be promptly returned to Buyer and neither party shall have any further obligations under this Agreement, except as specifically set forth in this Agreement. If necessary, the Closing Date shall be extended to allow for the notice and cure periods described herein. The approved exceptions (“Permitted Exceptions”) to title shall be attached to the form of Special Warranty Deed attached hereto as Exhibit C as Exhibit B thereto.

(e)Title Policy. At the Close of Escrow, the Title Company shall issue to Buyer an American Land Title Association (“ALTA”) Standard Coverage owner’s policy of title (the “Title Policy”) which shall: (i) be written with liability in the amount of the Purchase Price; (ii) insure title to the Property, to be vested in Buyer, subject only to the Permitted Exceptions; and (iii) contain such endorsements as required by Buyer in Buyer’s Title Notice; provided that Buyer shall pay for the premiums of such endorsements. Buyer shall have the right, at Buyer’s sole cost and expense, to procure an ALTA Extended Coverage Owner’s Policy of Title Insurance (“ALTA Policy”); provided that Buyer shall be responsible for the cost of the ALTA Policy premium in excess of the cost of the Buyer’s Title Policy, which shall be paid by Seller.

4.Property Condition.
(a)As-Is Sale. BUYER ACKNOWLEDGES THAT PRIOR TO CLOSING IT WILL HAVE HAD THE OPPORTUNITY TO INSPECT THE PROPERTY AND OBSERVE THE PHYSICAL CHARACTERISTICS AND CONDITION OF THE PROPERTY AND ANY AND ALL OTHER MATTERS, AS TO, CONCERNING OR WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO THE PROPERTY OR THIS AGREEMENT OR OF CONCERN TO BUYER (COLLECTIVELY, THE "PROPERTY CONDITION"), INCLUDING, BUT NOT LIMITED TO: THE CONDITION OF TITLE OF THE PROPERTY (INCLUDING ANY AND ALL MATTERS AFFECTING THE TITLE OF THE PROPERTY); THE PHYSICAL AND/OR ENVIRONMENTAL CONDITION OF THE PROPERTY, WATER, SOIL, PEST AND GEOLOGICAL CONDITIONS OF THE PROPERTY; THE SUITABILITY OF THE

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PROPERTY FOR ANY AND ALL ACTIVITIES AND/OR USES WHICH MAY BE CONDUCTED THEREON; THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY AND ALL LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY (INCLUDING ENVIRONMENTAL, ZONING, BUILDING CODES, AND THE STATUS OF ANY DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY); THE ECONOMIC OR ENGINEERING FEASIBILITY OF ANY ALTERATION, RENOVATION OR OTHER DEVELOPMENT OF THE PROPERTY THAT MAY BE CONTEMPLATED BY BUYER; THE AVAILABILITY OF PERMITS, LICENSES AND APPROVALS RESPECTING THE PROPERTY; THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; AND THE PHYSICAL CONDITION OF THE IMPROVEMENTS, INCLUDING CONSTRUCTION DEFECTS, DEFERRED MAINTENANCE, AND ANY AND ALL OTHER ADVERSE PHYSICAL CONDITIONS OR DEFECTS. BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN SECTION 9(b) BELOW, OR EXPRESS REPRESENTATIONS AND WARRANTIES IN ANY OTHER CLOSING DOCUMENT BETWEEN BUYER AND SELLER, NEITHER SELLER NOR ANY OF SELLER’S EMPLOYEES, AGENTS OR REPRESENTATIVES HAS MADE ANY REPRESENTATIONS, WARRANTIES, GUARANTIES OR AGREEMENTS, EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER AS TO ANY MATTERS CONCERNING THE PROPERTY CONDITION. EXCEPT AS SET FORTH IN SECTION (b) BELOW, OR EXPRESS REPRESENTATIONS AND WARRANTIES IN ANY OTHER CLOSING DOCUMENT BETWEEN BUYER AND SELLER, SELLER DISCLAIMS ANY AND ALL SUCH STATEMENTS, REPRESENTATIONS, WARRANTIES, GUARANTIES, AGREEMENTS OR INFORMATION, AND BUYER AGREES THAT ANY INACCURACY OR DEFICIENCY IN INFORMATION, ADVICE OR DOCUMENTS GIVEN TO BUYER SHALL BE SOLELY THE RESPONSIBILITY AND RISK OF BUYER, AND SHALL NOT BE CHARGEABLE IN ANY RESPECT TO SELLER. BUYER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, THAT HAS BEEN MADE OR THAT IN THE FUTURE MAY BE MADE BY SELLER OR ANY OF SELLER'S EMPLOYEES, AGENTS, ATTORNEYS OR REPRESENTATIVES CONCERNING THE PROPERTY CONDITION (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO TAX CONSEQUENCES, UTILITIES, OPERATING HISTORY OR PROJECTIONS, OR VALUATION). BUYER HEREBY ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE PURCHASED, CONVEYED AND ACCEPTED BY BUYER IN ITS PRESENT CONDITION, "AS IS," "WHERE IS" AND "WITH ALL FAULTS," AND THAT NO PATENT OR LATENT DEFECT OR DEFICIENCY IN THE PROPERTY CONDITION, WHETHER OR NOT KNOWN OR DISCOVERED, SHALL AFFECT THE RIGHTS OF EITHER SELLER OR BUYER HEREUNDER NOR SHALL THE PURCHASE PRICE BE REDUCED AS A CONSEQUENCE THEREOF. AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, BUYER FURTHER UNDERSTANDS, ACKNOWLEDGES, REPRESENTS, WARRANTS AND AGREES THAT BUYER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF COMMERCIAL REAL PROPERTY, BUYER IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF PURCHASING THE PROPERTY, AND BUYER HAS RELIED AND SHALL RELY ON ITS OWN EXPERTISE IN EVALUATING SUCH MERITS AND RISKS AND PURCHASING THE PROPERTY AND DETERMINING THE TERMS AND CONDITIONS APPLICABLE TO THE PURCHASE THEREOF (INCLUDING,

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WITHOUT LIMITATION, THE PURCHASE PRICE PAID BY BUYER THEREFOR). AS OF THE DUE DILIGENCE DEADLINE, BUYER WILL HAVE EXAMINED, REVIEWED AND INSPECTED THE PROPERTY, THE CONDITION THEREOF, AND OTHER MATTERS WHICH, IN BUYER'S JUDGMENT, BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR BUYER'S PURPOSES (INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY). UPON CLOSING, BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S TITLE POLICY ISSUED TO BUYER BY THE TITLE COMPANY. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT PROPERTY CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS AND THAT ADVERSE MATTERS, INCLUDING, WITHOUT LIMITATION, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND/OR ENVIRONMENTAL CONDITIONS, MAY HAVE NOT BEEN REVEALED BY BUYER’S INVESTIGATIONS. THE RELEASE AND WAIVER OF CLAIMS SET FORTH BELOW SHALL BE REFERRED TO AS THE "RELEASE." UPON THE CLOSING, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, BUYER, ON ITS OWN BEHALF AND ON BEHALF OF EACH OF ITS SUCCESSORS AND ASSIGNS AND EACH AND ALL OF ITS AND THEIR RESPECTIVE MEMBERS, MANAGERS, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SERVANTS, PARENTS, AFFILIATES AND SUBSIDIARIES, AND ANY OTHER PERSON OR ENTITY ACTION ON BUYER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH BUYER, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, "WAIVER PARTIES"), RELEASES EACH OF THE SELLER PARTIES FROM, AND WAIVES ANY AND ALL LIABILITY, CLAIMS, DEMANDS, DAMAGES AND COSTS (INCLUDING ATTORNEYS' FEES AND EXPENSES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, FOR, ARISING OUT OF, OR ATTRIBUTABLE TO, ANY AND ALL PROPERTY CONDITIONS, WHETHER NOW KNOWN OR UNKNOWN, WHETHER FORESEEABLE OR UNFORESEEABLE, WHETHER UNDER ANY FOREIGN, FEDERAL, STATE OR LOCAL LAW (BOTH STATUTORY AND NON-STATUTORY), AND, WHETHER ASSERTED OR DEMANDED BY A THIRD PARTY AGAINST ANY OF THE WAIVER PARTIES OR INCURRED DIRECTLY OR INDIRECTLY BY ANY OF THE WAIVER PARTIES THEMSELVES, THAT ANY OF THE WAIVER PARTIES MAY NOW OR HEREAFTER HAVE AGAINST ANY OF THE SELLER PARTIES (COLLECTIVELY, "CLAIMS"), AND THAT ARISE IN CONNECTION WITH OR IN ANY WAY ARE RELATED TO THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY LATENT OR PATENT CONSTRUCTION DEFECTS, OR ENVIRONMENTAL CONDITIONS), THE FINANCIAL CONDITION OF THE PROPERTY, THE VALUE OF THE PROPERTY OR ITS SUITABILITY FOR BUYER'S USE, THE OWNERSHIP, MANAGEMENT OR OPERATION OF THE PROPERTY, VIOLATIONS OF APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS), ANY OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, AND/OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REVIEWED BY BUYER IN CONNECTION WITH ITS INVESTIGATIONS OF THE PROPERTY AND WHICH MAY HAVE BEEN RELIED UPON BY BUYER IN DECIDING TO PURCHASE THE PROPERTY. BUYER SHALL NOT LOOK TO SELLER OR ANY SELLER PARTY IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS FOR RELIEF. BUYER

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ACKNOWLEDGES THAT SELLER SHALL NOT BE RESPONSIBLE FOR, AND SELLER SHALL HAVE NO RESPONSIBILITY FOR CORRECTING OR IMPROVING, ANY CONDITION OF THE PROPERTY THAT BUYER DISCOVERS OR DESIRES TO CORRECT OR IMPROVE PRIOR TO OR AFTER THE CLOSING. BUYER ACKNOWLEDGES THAT THIS WAIVER AND RELEASE IS VOLUNTARY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE AND IS GIVEN AS PART OF THE CONSIDERATION FOR THE AGREEMENTS SET FORTH HEREIN. THE FOREGOING RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATED TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OR ACTION. BUYER EXPRESSLY ACKNOWLEDGES THAT BUYER MAY HEREAFTER OR AFTER THE CLOSING DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE THAT IT NOW BELIEVES TO BE TRUE WITH RESPECT TO THE RELEASE OF CLAIMS. BUYER AGREES THAT THE FOREGOING RELEASE SHALL BE AND REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING SUCH DIFFERENT OR ADDITIONAL FACTS. BUYER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THE FOREGOING RELEASE AND WAIVER, AND BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS PARAGRAPH AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL PART OF THIS AGREEMENT. BY ITS INITIALS BELOW, BUYER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS PARAGRAPH AND THE FOREGOING RELEASE AND WAIVER. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE FOREGOING RELEASE AND WAIVER SHALL NOT APPLY TO (I) ANY CLAIMS ARISING FROM FRAUD OR INTENTIONAL MISREPRESENTATION BY ANY OF THE SELLER PARTIES, (II) POST-CLOSING DEFAULTS (DEFINED BELOW) (BUT SUBJECT TO THE PROVISIONS OF PARAGRAPH 7(b)(ii)), OR (III) A BREACH OF ANY REPRESENTATION OR WARRANTY BY SELLER SET FORTH IN THIS AGREEMENT, OR EXPRESS REPRESENTATIONS AND WARRANTIES IN ANY OTHER CLOSING DOCUMENT BETWEEN BUYER AND SELLER, WHICH IS DISCOVERED WITHIN THE FIRST NINE (9) MONTHS AFTER THE CLOSING DATE.
(b)Survival. The provisions of this Section 4 shall survive the Closing and not merge with the Deed or Bill of Sale (as each such term is defined in Section 5 below).
5.Escrow and Closing.

(a)Closing Date. The Escrow shall close (“Close of Escrow” or “Closing”), provided that all the express conditions set forth in Section 6 have been satisfied (or waived in writing by the party for whose benefit such condition exists), on or before the date that is thirty (30) days after Buyer delivers the Approval Notice (as may be extended once by Buyer and Seller pursuant to the next provision (or the provisions of Section 3(d)) the “Closing Date”). Notwithstanding the foregoing to the contrary, Buyer and Seller shall each have one (1) option to extend the Closing Date for a period of up to four (4) business days by providing written notice to the other party and Escrow Holder of the requesting party’s election to so extend the Closing Date at least five (5) business days prior to the anticipated Closing Date. Buyer and Seller, understand, acknowledge, and agree that the Closing occurring by no

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later than the Closing Date is a material and essential term to the transaction under this Agreement. If the Closing fails to occur by the Closing Date for any reason whatsoever, (as such Closing Date may be extended as provided by this Agreement), then either Seller or Buyer shall have the right, in their sole and absolute discretion, and without limitation or waiver of the provisions of Paragraph 7, to terminate this Agreement by written notice to the non-terminating party, in which event this Agreement shall thereafter be of no further force or effect, neither party shall have any further obligation or liability to the other under this Agreement (other than those which expressly survive termination), and Escrow Holder shall promptly return the Earnest Money Deposit to Buyer (unless Seller is entitled to retain the Earnest Money Deposit as liquidated damages pursuant to Paragraph 7(a)).

(b)Deliveries to Escrow Holder. Prior to the Closing Date, Buyer and Seller shall sign and deliver to Escrow Holder such instructions and other customary instruments as may be reasonably required by Escrow Holder or Title Company to consummate the purchase in accordance with the terms and conditions of this Agreement and which do not otherwise modify the parties’ respective rights and obligations under this Agreement. Without limitation of the foregoing, Seller shall cause any financing obtained by Seller secured by a mortgage or deed of trust covering the Property and any other monetary liens created by Seller encumbering the Property to be paid off at Closing.
(c)Seller Documents. On or before the Closing Date, Seller shall deliver the following to Escrow Holder:

(i)the special warranty deed for the Property from Seller to Buyer in the form attached hereto as Exhibit C (the “Deed”);

(ii)a FIRPTA certificate from Seller in the customary form required by Escrow Holder;

(iii)an executed, original counterpart of the bill of sale and assignment for the Fixtures and Intangible Personal Property from Seller to Buyer in the form attached hereto as Exhibit D (the “Bill of Sale”); and

(iv)an executed counterpart signature to that certain Lease Agreement attached hereto as Exhibit E (the “Lease”).

(d)Buyer Documents. On or before the Closing Date, Buyer shall deliver the following to Escrow Holder:

(i) an executed, original counterpart of the Bill of Sale; and

(ii)an executed counterpart signature to the Lease.

(e)Closing Costs. Buyer and Seller shall each pay one-half of the Escrow fees. Seller shall pay for the basic premium cost for a standard owner’s title insurance policy in the amount of the Purchase Price, the cost of recording the Deed, all property taxes assessed against the Property which are due and payable as of the date of Closing and the cost of a property tax certificate, and the fees and expenses of Seller’s legal counsel and

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consultants. Buyer shall pay for any additional premium cost for extended coverage and for any title endorsements required by Buyer, the fees and expenses of Buyer’s legal counsel and consultants, and the fees, costs and expenses related to any financing obtained by Buyer (which financing is not a contingency to Buyer’s obligation to consummate the purchase in accordance with the terms and conditions of this Agreement). In addition, Buyer shall be responsible for the payment of all excise, transfer and use taxes imposed with respect to the conveyance of any personal property contemplated by this Agreement (it being agreed that none of the Purchase Price shall be allocated to personal property transferred from Buyer to Seller, if any). Except as otherwise provided above in this Section, all other costs shall be split between Buyer and Seller in the manner customary in the County in which the Property is located.

(f)Prorations. All real and personal property taxes, assessments, utility charges, and other expenses attributable to owning the Property (other than insurance premiums, which shall not be prorated) shall be prorated through Escrow based upon the latest available bills or meter reading, as applicable. All prorations shall be based upon the actual number of days lapsed and shall be made as of the date of Closing, with Seller being charged for all such proration items attributable to the period up to (but not including) the date of Closing, whether or not billed, and Buyer being charged for all such proration items attributable to the period on and after the date of Closing. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the parties outside of Escrow when the actual amount due is determined. The obligations under this Section (f) shall survive the Closing for a period of six (6) months after the Closing, and thereafter neither party shall have any further obligation to reconcile closing costs.

(g)IRS Real Estate Sales Reporting. Buyer and Seller shall appoint Escrow Holder as, and Escrow Holder shall agree to act as, “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e). Buyer and Seller shall instruct Escrow Holder to prepare and file all informational returns, including without limitation, IRS Form 1099 S and to otherwise comply with the provisions of Internal Revenue Code Section 6045(e).
6.Conditions to Closing.

(a)Buyer’s Closing Conditions. Each of the following are conditions to Buyer’s obligation to proceed with the Close of Escrow at the Closing Date:

(i)Title. Title Company shall be irrevocably committed to issue Buyer’s Title Policy (or ALTA Policy, if so elected by Buyer applicable) in the form required by Buyer pursuant to Section 3(e).

(ii)Monetary Liens. Seller shall have caused the removal Monetary Liens affecting the Property.

(iii)Association Transfer. Seller shall have requested from any association or private entity having authority over the Property such transfer documents or approvals as may be available, including a resale certificate

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and statement of account, it being agreed that Seller’s failure to deliver the same shall not be a default by Seller hereunder.

(iv)No Litigation. The Property has not become the subject of litigation proceeding since the Effective Date (unless the same is caused by acts of Buyer or its agents, employees, representatives or consultants or the same was disclosed to Buyer prior to its delivery of the Approval Notice and Buyer elected to deliver the Approval Notice despite the same, in which case Buyer shall be deemed to have waived its right to terminate this Agreement as a result thereof);

(v)Material Adverse Change. Seller shall have not taken or permitted any actions that materially have changed the condition of the Property, nor shall the zoning or private permitted uses have changed from and after the expiration of the Due Diligence Period.

(vi)Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

(vii)Seller Covenants. Seller shall have performed and satisfied all agreements and covenants required hereby to be performed by this Agreement, including delivery of all Seller Documents.

Buyer’s obligation to proceed with the Close of Escrow is subject to the satisfaction of the conditions precedent set forth above in this Section 6(a) (“Buyer’s Closing Conditions”). If Buyer’s Closing Conditions are not satisfied or waived by Buyer in writing as of the Closing Date, then Buyer (a) shall have no obligation to proceed with the Close of Escrow, and (b) shall have the right to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon neither party shall have any further obligation or liability to the other hereunder (other than those which expressly survive termination) and Escrow Holder shall promptly return the Earnest Money Deposit to Buyer, or if Closing fails due to a breach by Seller, Buyer shall have the right to pursue its remedies set forth in Section 7(b)(i).

(b)Seller’s Closing Conditions. Each of the following are conditions to Seller’s obligation to proceed with the Close of Escrow at the Closing Date:

(i)Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be materially true and correct as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

(ii)Buyer Covenants. Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to or at the Close of Escrow.

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Seller’s obligation to proceed with the Close of Escrow is subject to the satisfaction of the conditions precedent set forth in this Section 6(b) (“Seller’s Closing Conditions”). If Seller’s Closing Conditions are not satisfied as of the Closing Date, then Seller (a) shall have no obligation to proceed with the Close of Escrow, and (b) shall have the right to terminate this Agreement by written notice to Buyer and Escrow Holder, whereupon neither party shall have any further obligation or liability to the other hereunder (other than those which expressly survive termination) and Escrow Holder shall promptly return the Earnest Money Deposit to Buyer (unless, however, Seller is entitled to retain the Earnest Money Deposit as liquidated damages pursuant to Section 7(a)).

(c)Material Condemnation. As used in this Agreement, “Material Condemnation” shall mean and refer the Real Property being subject to a taking by a public or governmental authority having the power of eminent domain where (i) the estimated value of the portion of the Real Property subject thereto $2,500,000.00 or more, or (ii) such condemnation results in any tenant (other than Seller) having the right to terminate their lease at the Property provided that Buyer provides a copy of the applicable condemnation provision to Seller within five (5) days of lease execution; provided, further, Buyer shall use commercially reasonable efforts to have any termination rights under such lease match the threshold set forth in subsection (i) above. If a Material Condemnation occurs after the Effective Date and prior to the Closing Date, then Buyer shall have the right to terminate this Agreement by written notice to Seller and Escrow Holder delivered within five (5) business days of its receipt of written notice thereof, in which case neither party shall have any further obligation or liability to the other hereunder (other than those which expressly survive termination) and Escrow Holder shall promptly return the Earnest Money Deposit to Buyer. If this Agreement is not terminated by Buyer as provided above or if any condemnation occurs after the Effective Date and the same does not constitute a Material Condemnation, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms set forth herein. Any awards or proceeds from the condemning authority with respect to any such condemnation (the “Condemnation Proceeds”) shall be allocated between Buyer and Seller as follows (unless Buyer elects to terminate this Agreement as a result of a Material Condemnation, in which case Seller shall retain all of the Condemnation Proceeds): (A) Seller shall be entitled to be reimbursed from the Condemnation Proceeds for (1) all costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with negotiating the settlement of such award or proceeds, (2) proceeds of any rental loss, business interruption or similar insurance, or other compensation or loss of use, that are allocable to the period prior to the Closing Date, and (3) the reasonable and actual costs incurred by Seller (if any) in physically stabilizing the Property following such condemnation (provided that Seller shall not have any obligation under this Agreement to do so); and (B) Buyer shall be entitled to the balance of the Condemnation Proceeds.

(d)Material Damage/Destruction. As used in this Agreement, “Material Damage/Destruction” shall mean and refer the Property being damaged or destroyed by fire or other casualty where (i) the estimated cost to repair or restore such damage and destruction (as determined by a licensed contractor mutually and reasonably acceptable to Seller and Buyer) is $2,500,000.00 or more, or (ii) such casualty results in any tenant (other than Seller) having the right to terminate their lease at the Property provided that Buyer provides a copy of the applicable casualty provision to Seller within five (5) days of lease execution; provided, further, Buyer shall use commercially

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reasonable efforts to have any termination rights under such lease match the threshold set forth in subsection (i) above. If Material Damage/Destruction occurs after the Effective Date and prior to the Closing Date, then Buyer shall have the right to terminate this Agreement by written notice to Seller and Escrow Holder delivered within five (5) business days of its receipt of written notice thereof, in which case neither party shall have any further obligation or liability to the other hereunder (other than those which expressly survive termination) and Escrow Holder shall promptly return the Earnest Money Deposit to Buyer. If this Agreement is not terminated by Buyer as provided above or if any damage or destruction occurs after the Effective Date and the same does not constitute Material Damage/Destruction, then this Agreement shall remain in full force and effect and the parties shall proceed with this transaction upon the terms set forth in this Agreement, subject to the following terms and conditions: (i) there shall not be any reduction in the Purchase Price as a result of such damage or destruction except by the amount of the deductible under Seller’s insurance (if any) applicable to such casualty (it being understood and agreed that there shall not be any reduction in the Purchase Price for any deductible in the event of any uninsured casualty); (ii) Seller shall not have any obligation to repair or restore the Property as a result of any such damage or destruction; (iii) upon the Closing, all property insurance proceeds paid or payable to Seller as a result of such casualty shall belong to Buyer and shall be paid over and/or assigned to Buyer, except for, and specifically excluding, amounts to reimburse Seller for actual, out of pocket and reasonable costs necessary to secure or protect the Property from additional or exacerbated damage or destruction from such casualty prior to Closing. Further, Seller shall be entitled to retain proceeds of any rental loss, business interruption or similar insurance that are allocable to the period prior to the Closing Date to the extent they do not reduce or affect casualty or property damage insurance proceeds.
7.Defaults.

(a)BUYER DEFAULT; SELLER’S REMEDIES (LIQUIDATED DAMAGES). BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT (A “BUYER DEFAULT”). THEREFORE, IN THE EVENT OF A BUYER DEFAULT, WHERE SUCH DEFALT CONTINUES FOR MORE THAN THREE (3) BUSINESS DAYS AFTER RECEIPT OF WRITTEN NOTICE, SELLER SHALL BE ENTITLED AS ITS SOLE REMEDY TO RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES AND SELLER WAIVES ITS RIGHT TO ANY OTHER REMEDY. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER TO THE FULLEST EXTENT PERMITTED UNDER TEXAS LAW. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER (EXCEPT BUYER’S OBLIGATIONS UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVE TERMINATION) AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY BUYER (WHICH OBLIGATION SHALL SURVIVE TERMINATION); HOWEVER, NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT OR WAIVE THE PROVISIONS OF PARAGRAPH 9(d) OR ANY INDEMNITY OBLIGATION OF BUYER SET FORTH IN THIS

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AGREEMENT. THIS AGREEMENT SHALL NOT BE VALID IF THIS PARAGRAPH IS NOT INITIALED BELOW BY BOTH PARTIES.

(b)SELLER DEFAULT; BUYER’S REMEDIES.

(i)PRE-CLOSING DEFAULT. IF SELLER DEFAULTS UNDER THIS AGREEMENT PRIOR TO THE CLOSING AND THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF SUCH DEFAULT, BUYER MAY, AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT, EXERCISE ONE (AND ONLY ONE) OF THE FOLLOWING REMEDIES: (A) TERMINATE THIS AGREEMENT BY GIVING NOTICE THEREOF TO SELLER, IN WHICH EVENT THE EARNEST MONEY DEPOSIT SHALL BE RETURNED TO BUYER AND SELLER AND BUYER’S ACTUAL, OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) INCURRED IN CONNECTION WITH THIS AGREEMENT NOT TO EXCEED ONE HUNDRED THOUSAND DOLLARS ($100,000), THE PAYMENT OF WHICH SHALL TERMINATE THIS AGREEMENT, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER (OTHER THAN THOSE WHICH EXPRESSLY SURVIVE TERMINATION); OR (B) COMMENCE AN ACTION FOR SPECIFIC PERFORMANCE (BUT NOT DAMAGES UNLESS DUE HEREUNDER), PROVIDED THAT ANY ACTION FOR SPECIFIC PERFORMANCE MUST BE COMMENCED WITHIN FORTY-FIVE (45) DAYS AFTER THE DATE OF SELLER’S DEFAULT. IF BUYER FAILS TO TIMELY COMMENCE SUCH ACTION FOR SPECIFIC PERFORMANCE, THEN BUYER’S RIGHT TO PURSUE SUCH ACTION SHALL BE DEEMED IRREVOCABLY WAIVED AND BUYER’S SOLE REMEDY AS A RESULT OF SELLER’S DEFAULT SHALL BE TO TERMINATE THIS AGREEMENT AS SET FORTH HEREINABOVE. IN CONNECTION WITH PURSUING AN ACTION FOR SPECIFIC PERFORMANCE, BUYER SHALL ESTABLISH THAT BUYER HAD THE ABILITY TO TIMELY PAY THE PURCHASE PRICE AS OF THE CLOSING DATE.

(ii)POST-CLOSING DEFAULT. THE TERM "POST-CLOSING DEFAULTS" SHALL MEAN ALL (I) POST-CLOSING DEFAULTS BY SELLER UNDER THIS AGREEMENT AND/OR ANY AGREEMENT OR INSTRUMENT TO BE DELIVERED BY SELLER TO BUYER AT CLOSING, AND (II) ALL PRE-CLOSING SELLER DEFAULTS NOT WAIVED PURSUANT TO THIS AGREEMENT AS OF THE CLOSING (WHICH WOULD INCLUDE, WITHOUT LIMITATION, A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN THIS AGREEMENT; PROVIDED THAT IF BUYER HAS ACTUAL KNOWLEDGE OF A BREACH OF SELLER’S REPRESENTATIONS OR WARRANTIES IN ANY MATERIAL RESPECT AND BUYER NEVERTHELESS ELECTED TO PROCEED WITH CLOSING, THEN IN ORDER FOR BUYER TO BRING A POST-CLOSING ACTION, BUYER MUST NOTIFY SELLER OF SUCH BREACH WITHIN TEN (10) BUSINESS DAYS OF BUYER OBTAINING SUCH ACTUAL KNOWLEDGE (AND THE FAILURE TO TIMELY NOTIFY SELLER THEREOF SHALL BE DEEMED A WAIVER OF ANY RIGHT TO BRING A CLAIM AGAINST SELLER BASED THEREON). IN THE EVENT OF ONE OR MORE POST-CLOSING DEFAULTS, BUYER'S SOLE AND EXCLUSIVE REMEDY SHALL BE TO SEEK ACTUAL DAMAGES IN AN AMOUNT NOT TO EXCEED THE

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LIMITS SET FORTH IN THIS PARAGRAPH 7(b)(ii). THE PROVISIONS OF THIS PARAGRAPH 7(b)(ii) SHALL SURVIVE THE CLOSING. IF BUYER, WITHIN NINE (9) MONTHS AFTER THE CLOSING (THE “LIMITATION PERIOD”), GIVES NOTICE TO SELLER OF ANY POST-CLOSING DEFAULT (THE "DEFAULT NOTICE"), AND IF SELLER FAILS TO CURE SUCH POST-CLOSING DEFAULT WITHIN SIXTY (60) DAYS AFTER SUCH DEFAULT NOTICE IS DELIVERED (OR, IF SUCH POST-CLOSING DEFAULT CANNOT REASONABLY BE CURED WITHIN SIXTY (60) DAYS, SELLER SHALL BE PROVIDED WITH AN ADDITIONAL REASONABLE TIME PERIOD TO CURE SUCH POST-CLOSING DEFAULT, SO LONG AS SUCH CURE HAS BEEN COMMENCED WITHIN SUCH SIXTY (60) DAYS AND IS BEING DILIGENTLY PURSUED, BUT IN NO EVENT LONGER THAN ONE HUNDRED TWENTY (120) DAYS). IF SELLER FAILS TO CURE SUCH POST-CLOSING DEFAULT WITHIN SUCH CURE PERIODS, BUYER'S SOLE REMEDY SHALL BE AN ACTION AT LAW FOR DAMAGES AS A CONSEQUENCE THEREOF, WHICH MUST BE COMMENCED, IF AT ALL, ON OR BEFORE THE DATE WHICH IS SIX (6) MONTHS AFTER EXPIRATION OF THE SELLER’S CURE PERIOD (I.E., 120 DAYS AFTER THE DELIVERY OF A DEFAULT NOTICE, THE “OUTSIDE ACTION DATE”). BUYER ACKNOWLEDGES THAT IT IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND BUYER AND SELLER HAVE NEGOTIATED AND AGREED UPON THE OUTSIDE ACTION DATE AS AN ADEQUATE PERIOD OF TIME FOR BUYER TO DISCOVER ANY AND ALL FACTS THAT COULD GIVE RISE TO A CLAIM OR CAUSE OF ACTION FOR A BREACH OF A REPRESENTATION OR WARRANTY. IF BUYER FAILS TO DELIVER A DEFAULT NOTICE FOR ANY POST-CLOSING DEFAULT WITHIN THE LIMITATION PERIOD, OR IF BUYER TIMELY DELIVERS A DEFAULT NOTICE BUT FAILS TO COMMENCE AN ACTION FOR SUCH POST-CLOSING DEFAULT ON OR BEFORE THE OUTSIDE ACTION DATE, THEN THE MAXIMUM LIABILITY OF SELLER SHALL BE LIMITED TO ONE THOUSAND DOLLARS ($1,000.00) IN THE AGGREGATE WITH REGARD TO (X) ANY POST-CLOSING DEFAULT DISCOVERED AFTER THE OUTSIDE ACTION DATE, (Y) ANY POST-CLOSING DEFAULT FOR WHICH A DEFAULT NOTICE IS DELIVERED AFTER THE OUTSIDE ACTION DATE, AND/OR (Z) ANY POST-CLOSING DEFAULT FOR WHICH BUYER TIMELY DELIVERS A DEFAULT NOTICE BUT FAILS TO COMMENCE AN ACTION FOR SUCH POST-CLOSING DEFAULT BY THE OUTSIDE ACTION DATE. THE LIMITATION PERIOD AND OUTSIDE ACTION DATE SHALL APPLY TO KNOWN AS WELL AS UNKNOWN POST-CLOSING DEFAULTS. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (A) BUYER SHALL NOT HAVE THE RIGHT TO BRING A CAUSE OF ACTION FOR A POST-CLOSING DEFAULT UNLESS THE DAMAGE TO BUYER ON ACCOUNT OF SUCH POST-CLOSING DEFAULT (INDIVIDUALLY OR WHEN COMBINED WITH DAMAGES FROM OTHER POST-CLOSING DEFAULTS) EQUALS OR EXCEEDS FIFTY THOUSAND DOLLARS ($50,000.00), AND THE AGGREGATE LIABILITY OF SELLER TO BUYER AND ALL THOSE CLAIMING BY OR THROUGH BUYER FOR POST-CLOSING DEFAULTS SHALL NOT EXCEED AN AMOUNT EQUAL TO EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($800,000.00) (THE “LIABILITY CAP”), PLUS, TO THE EXTENT THAT BUYER IS THE PREVAILING PARTY, ENFORCEMENTS COSTS (INCLUDING REASONABLE ATTORNEY’S FEES) NOT TO EXCEED $100,000.00, AND (B) SELLER SHALL BE LIABLE ONLY FOR DIRECT AND ACTUAL DAMAGES SUFFERED BY BUYER ON ACCOUNT OF POST-CLOSING DEFAULTS AND IN NO EVENT SHALL SELLER HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR

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SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFIT OR LOSS OF BUSINESS. NOTWITHSTANDING THE FOREGOING, THE LIABLITY CAP AND ANY OTHER LIMITATION ON DAMAGES SHALL NOT APPLY TO (X) ANY THIRD PARTY INDEMNITY CLAIMS, AND (Y) SELLER’S INTENTIONAL FRAUD. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, BUYER ON ITS OWN BEHALF, AND ON BEHALF OF ITS AGENTS, MEMBERS, MANAGERS, PARTNERS, EMPLOYEES, REPRESENTATIVES, OFFICERS, DIRECTORS, AGENTS, RELATED AND AFFILIATED ENTITIES, SUCCESSORS AND ASSIGNS, HEREBY AGREES THAT IN NO EVENT OR CIRCUMSTANCE SHALL ANY SELLER PARTIES (OTHER THAN SELLER). BUYER AGREES TO LOOK SOLELY TO SELLER AND SELLER’S INTEREST IN THE PROPERTY AND ANY PROPERTY OR PROCEEDS DERIVED THEREFROM FOR THE SATISFACTION OF ANY LIABILITY OR OBLIGATION OF SELLER ARISING UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR THE PERFORMANCE OF ANY OF SELLER’S COVENANTS, WARRANTIES OR OTHER AGREEMENTS CONTAINED HEREIN, AND FURTHER AGREES NOT TO SUE OR OTHERWISE SEEK TO ENFORCE ANY PERSONAL OBLIGATION AGAINST ANY SELLER PARTIES (OTHER THAN SELLER) WITH RESPECT TO ANY MATTERS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
8.Notices. All notices, consents, approvals and other communications required or desired to be given under this Agreement (each, a “Notice” and collectively, “Notices”) shall be: (a) in writing; (b) sent to Buyer and Seller at their respective addresses set forth below their respective signatures on the signature page; and (c) deemed duly served or delivered (i) on the date of actual receipt if personally delivered, or delivered by e-mail transmission so long as notice also given by one of the methods set forth in subparagraphs 8(c)(ii) or 8(c)(iii) hereof (provided that any Notice transmitted by e-mail after 5:00 p.m. Central Time, or on a Saturday, Sunday or legal holiday, shall be deemed given on the next business day), or (ii) three (3) days after the date when the Notice is sent by United States certified first-class mail (return receipt requested), or (iii) one (1) day after the date when the Notice is sent for next day delivery with signature required by United States Express Mail or other nationally recognized overnight courier service (e.g., FedEx or DHL). Either party may change its address for delivery of Notices by giving notice thereof to the other party in the manner provided herein. All notices given pursuant to this Agreement will be effective if executed and sent by counsel for Buyer or Seller, as applicable.
9.Other Provisions.

(a)Buyer's Representations and Warranties. In addition to any express agreements of Buyer contained herein, Buyer represents and warrants as of the Effective Date:

(i)Due Organization. Buyer is duly formed, validly existing and in good standing under the laws of the state of its formation and is, or will be as of the Closing Date, authorized to do business in the State of Texas.

(ii)Authority. Buyer has full power and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby. All requisite action has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the

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consummation of the transactions contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

(iii)No Breach of Any Agreement. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan partnership agreement, lease or other agreement or instrument to which Buyer is a party.

(iv)Bankruptcy. Buyer has not commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, and, to Buyer’s knowledge, no involuntary case against Buyer under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors has been threatened.

(v)OFAC. Buyer is not a person or entity with whom the other party is restricted from doing business under the Anti-Terrorism Laws, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

(b)Seller’s Representations and Warranties. Seller represents and warrants as of the date of the Effective Date:

(i)Due Organization. Seller is duly formed, validly existing and in good standing under the laws of the state of its formation and authorized to do business in the State of Texas.

(ii)Authority. Seller has full power and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby. All requisite action has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

(iii)No Breach of Any Agreement. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the breach of any terms, conditions or

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provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property.

(iv)Condemnation/Eminent Domain. Seller has (i) to Seller’s knowledge, not received written notice of any condemnation or eminent domain proceedings pending or threatened with respect to the Property, and (ii) has no knowledge of any facts or circumstances with respect to the Property which might give rise to such action or proceeding.

(v)No Actions. Seller has (i) to Seller’s knowledge, not received written notice of any action, suit or proceeding (including any litigation) against the Seller or the Property, and (ii) no knowledge of any action, suit or proceeding threatened against or otherwise relating to the Property or Seller with respect to its interests in or operation of the Property.

(vi)No Violation of Law. Seller has, to Seller’s knowledge, not received any written notice from any governmental agency, of any violation by Seller or the Property of any laws, ordinances, rules, regulations, or court or administrative orders, including, without limitation, environmental laws, and zoning laws and ordinances, which remains uncured.

(vii)Property Documents. To Seller’s knowledge, the Property Documents provided to Buyer (a) are the complete set of documents related to the Property that are in the possession or control of Seller; (b) are and have been the same documents used and relied on by Seller in connection with the ownership and operation of the Property; and (c) do not contain any material omission or inaccuracy.

(viii)No Property Rights. Seller has not entered into, and to Seller’s knowledge, there are no occupancy, transfer, sale or option agreements or other similar written agreements regarding occupancy, transfer or option rights of the Property, or any portion of it which currently remain effective, other than (A) as referred to in the Permitted Exceptions, and (B) that certain License Agreement dated September 1, 2020 with Integreon Managed Solutions, Inc. of a portion of the Premises (which Seller shall terminate prior to the Closing Date).

(ix)Hazardous Materials. To Seller’s knowledge and except as set forth on that certain Phase I Environmental Site Assessment Report prepared by Tetra Tech dated January 9, 2013 (“Phase 1”), Seller has no reason to believe that there are currently any hazardous materials, hazardous substances or other environmental contaminants in, at, on, under or about the Property in violation of any applicable environmental laws. To Seller’s knowledge, except as set forth in the Phase 1, there are no underground storage tanks on the Property.

(x)Section 1445. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 19 of 27

(xi)Bankruptcy. Seller has not commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, and, to Seller's knowledge, no involuntary case against Seller under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors has been threatened.

(xii)OFAC. Seller is not a person or entity with whom the other party is restricted from doing business under the Anti-Terrorism Laws, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

(xiii)If Seller becomes aware of any fact or circumstance which would materially and adversely change one of its foregoing representations or warranties, then Seller will promptly give written notice of such changed fact or circumstance to Buyer. Whenever phrases such as "to Seller's knowledge" or "Seller has no knowledge" or similar phrases are used in this Section, they will be deemed to refer exclusively to matters within the current actual (as opposed to constructive) knowledge of Luke Spoonts, Director, Real Estate and Workplace Services (“Seller’s Representative”). For the limited purpose of the representations and warranties qualified "to Seller's knowledge" or "Seller has no knowledge" or similar phrases used in Section, 9(b)(v) (no actions), the Seller’s Representative shall be expanded to mean the entirety of legal department and facilities department of the Seller (and its affiliate, Legalzoom.com, Inc.). No duty of inquiry or investigation on the part of Seller or Seller's Representative will be required or implied by the making of any representation or warranty which is so limited to matters within Seller's actual knowledge, and in no event shall Seller or Seller's Representative have any personal liability therefor. Seller represents to Buyer that Seller's Representative is the individual who have been primarily responsible for the asset management of the Property and is the person most knowledgeable with respect to matters relating to the Property.

(xiv)All of the foregoing representations and warranties of Seller will survive Closing for a period of nine (9) months after the Closing Date. No claim for a breach of any representation or warranty of Seller will be actionable or payable if Buyer does not notify Seller in writing of such breach and commence a "legal action" thereon by the Outside Action Date.

(c)Integration. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings of the parties related thereto.

(d)Modification. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by both parties. No waiver shall be binding unless executed in writing by the party waiving the provision.

(e)Attorney’s Fees. If any party hereto shall bring a legal action against the other party in connection with this Agreement or any document entered into pursuant to this Agreement, the prevailing party in said action shall be

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 20 of 27

entitled to reasonable attorneys’ fees, in addition to any other judgment of the court. The provisions of this Section 9(e) shall survive the termination of this Agreement or the Closing, as applicable.

(f)Time is of the Essence. Time is of the essence of this Agreement.

(g)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without resort to choice of law principles.

(h)Assignment. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of each of the parties; provided, however, Buyer may not assign, transfer or convey its rights and obligations under this Agreement without the prior written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion; provided, further, Buyer may assign, transfer or convey its rights and obligations under this Agreement to an affiliate of Buyer without the prior written consent of Seller, but Buyer shall provide notice of such assignment to Seller and Escrow Holder at least five (5) days prior to the scheduled Closing Date.

(i)Counterparts. This Agreement may be executed in counterparts and, as so executed, shall constitute one agreement binding on all parties. Either party may deliver its signature to this Agreement by telecopy or electronic mail and any party who receives an executed signature page from another party by telecopy or electronic mail may rely upon said signature as if it was a signed original. Additionally, each party hereby agrees that (i) its authorized signatory(ies) may sign this Agreement via electronic signature (e.g., DocuSign or similar electronic signature technology), and (ii) the other party may rely on such electronic signature(s) as if it/they are original signatures.

(j)Confidentiality. The terms and conditions of this Agreement, as well as the Property Documents shall be treated by both parties on a confidential basis subject to appropriate disclosure to regulatory authorities or as otherwise required by law prior to Closing. After Closing, there shall be no duty of confidentiality, except that Buyer agrees not to disclose the identity of Seller (or any of its affiliates) in any press release. Buyer further agrees to endeavor to deliver to Seller any draft press release prior to releasing the same to the public. Additionally, prior to Closing, all non-public information contained in the Property Documents shall be treated by Buyer on a confidential basis subject to appropriate disclosure to regulatory authorities, or as otherwise required by law or as necessary to respond to court order or other properly authorized subpoena or other legal process, or to the extent necessary to enforce this Agreement or other agreements entered into pursuant to this Agreement. The foregoing restriction does not apply to disclosure to either party’s affiliates and its and their respective legal counsel, due diligence consultants, employees, paralegals, attorneys, investors, potential investors, potential tenants, lenders, buyers, agents and/or consultants; provided, however, all such parties shall be advised of this provision and agree to be bound thereby.

(k)Calculation of Time. If the end of any time period herein, or if any specified date, falls on a weekend or national or state (i.e., the state where the Property is located) holiday, then the end of such time period, or such

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 21 of 27

date, as the case may be, shall be extended to the next business day thereafter. As used in this Agreement, “business day” shall mean and refer to a day on which federally-insured banks, Escrow Holder and the County Recorder’s Office are all open for business.

(l)Personal Liability. No officer, director, shareholder, constituent partner in or agent, broker or representative of Seller, nor any advisor, trustee, director, officer, broker, employee, beneficiary, shareholder, member, manager, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. The provisions of this paragraph shall survive the Closing and not merge with the Deed or Bill of Sale.

(m)Brokers. Each party represents and warrants to the other party that it has not dealt with any real estate broker or agent in connection with this Agreement other than Cushman & Wakefield, who has acted as Seller’s broker (“Seller Broker”) and CBRE, who has acted at Buyer’s broker (“Buyer Broker”). Each party shall indemnify, defend, protect and hold the other party harmless from any claims arising from such party’s breach of the foregoing representation and warranty, which obligations shall survive the Closing. Seller shall be responsible for paying the real estate commission due and payable to Seller Broker at Closing in connection with this Agreement (it being understood and agreed that no real estate commission shall be due or payable unless and until the Closing occurs under this Agreement), with such real estate commission set forth in a separate agreement between Seller and Seller Broker to be communicated to Escrow Holder prior to Closing). Buyer shall be responsible for paying the real estate commission due and payable to Buyer Broker at Closing in connection with this Agreement (it being understood and agreed that no real estate commission shall be due or payable unless and until the Closing occurs under this Agreement), with such real estate commission set forth in a separate agreement between Buyer and Buyer Broker to be communicated to Escrow Holder prior to Closing). Nothing in this Paragraph 9(l) or elsewhere in this Agreement shall create any third-party beneficiary to the terms of this Agreement.

(n)Executed Agreement. Submission of this instrument for examination or signature by Buyer shall not constitute an offer nor a representation or warranty of any kind by Seller, and this instrument shall not be effective as a purchase agreement or otherwise unless and until the execution and delivery by both Seller and Buyer.

(o)Further Assurances. The parties agrees to cooperate with each other in the event that either party wishes to consummate the purchase/sale of the Property as part of a tax deferred exchange, provided that (i) the Closing shall not be delayed as a result thereof, (ii) each party shall bear all costs and expenses of its exchange (including reimbursing the other party for any additional costs and expenses incurred by the other party as a result thereof, including, without limitation, legal fees), and (iii) any party effecting an exchange shall indemnify, defend and hold

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 22 of 27

the other party harmless from any cost, liability, claim and/or loss as a result of the indemnifying party’s exchange. The obligations under this Paragraph shall survive the Closing and not merge with the Deed or Bill of Sale.

10.Seller Covenants. Seller hereby covenants and agrees with Buyer as to the following matters.

(a)No New Agreements. For purposes of this Agreement, any lease entered into after the Effective Date and prior to Closing, and any modification, amendment, restatement or renewal of any existing Lease that would extend beyond the Closing Date, shall be referred to as “New Lease(s).” Seller shall not enter into any new agreement or modify any existing agreement without Buyer’s prior written consent (including any New Lease, service contract or other agreement affecting the Property) which will be an obligation upon Buyer or affect the Property subsequent to Closing, except for (x) the Lease with Seller or Seller’s affiliate, and/or (y) any service contracts that are cancelable by Seller upon not more than thirty (30) days’ notice without penalty (and are, in fact, modified on or before the Closing Date such that they apply only to the Premises under the Lease and all obligations thereunder (including any payments) shall remain the sole responsibility of Seller and are thereafter cancelled in advance of the expiration or termination of the Lease), and (z) other agreement approved by Buyer’s prior written consent.

(b)Operations. Between the date of this Agreement and the Closing Date, Seller shall operate the Property in the normal course of Seller’s business (subject to the provisions of Section 10(a) above), maintain its insurance (including property insurance of at least 100% of the replacement value) and otherwise maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted. Seller shall not take any action (unless expressly permitted under this Agreement), which action or omission would result in any pre-Closing disclosure or representation or warranty of Seller false in any material respect.

(c)No Marketing. Seller shall not be permitted to market the Property and/or negotiate or entertain and/or accept back-up offers for the Property while this Agreement remains effective.

[SIGNATURE PAGES FOLLOW]

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 23 of 27

PROPERTY PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
(9900 SPECTRUM DRIVE, AUSTIN, TX 78717)

[SIGNATURE PAGE – 1 OF 2]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the respective dates set forth below.
BUYER:

TRINITY FOUNDATION RE VENTURE, LLC,
a Delaware limited liability company

By: /s/ Denis Sullivan
Name: Denis Sullivan
Title: Partner

Date: October 11, 2023

Buyer’s notice address:

c/o Foundation Capital Ventures
270 North El Camino Real, Suite 521
Encinitas, California 92024
Attention: [***]
Email: [***]
Phone: [***]

With copies to:
c/o Trinity Capital Advisors
650 South Tryon Street, Suite 900
Charlotte, NC 28202
Attention: [***]
Email: [***]
Phone: [***]

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 24 of 27

The Opus Law Firm
514 Via de la Valle, Suite 203
Solana Beach, CA 92075
Attention: [***]
Email: [***]

[SELLER’S SIGNATURE PAGE FOLLOWS]

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 25 of 27

PROPERTY PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
(9900 SPECTRUM DRIVE, AUSTIN, TX 78717)

[SIGNATURE PAGE – 2 0F 2]

SELLER:

9900 SPECTRUM LLC,
a Texas limited liability company

By: /s/ Sheily Chhabria Panchal
Name: Sheily Chhabria Panchal
Title: Chief People Officer

Date: October 11, 2023

Seller’s notice address:

9900 Spectrum LLC
c/o LegalZoom.com, Inc.
101 N. Brand Blvd., 11th Floor
Glendale, CA 91203
Attention: General Counsel

With a copy to:

9900 Spectrum LLC
c/o LegalZoom.com, Inc.
101 N. Brand Blvd., 11th Floor
Glendale, CA 91203
Attention: Director of Real Estate
Email: [***]

And a copy to: [***]

And a copy to:

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 26 of 27

Shoreline, A Law Corporation
1299 Ocean Avenue, Suite 400
Santa Monica, CA 90401
Attention: [***]
Email: [***]

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 27 of 27

PROPERTY PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
(9900 SPECTRUM DRIVE, AUSTIN, TX 78717)

JOINDER BY ESCROW HOLDER
Escrow Holder hereby acknowledges that it has received this Agreement executed by the Seller and Buyer and accepts the obligations of and instructions for the Escrow Holder set forth herein. Escrow Holder agrees to disburse and/or handle the Earnest Money Deposit, the Purchase Price and all closing documents in accordance with this Agreement.
Dated: October 11, 2023    HERITAGE TITLE COMPANY OF AUSTIN, INC.

By: /s/ Emily Mansfield
Name: Emily Mansfield
Title: Vice President

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Page 28 of 27

Exhibit A
Legal Description of Land

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Exhibit A	Initials: ________ ________

Exhibit B
Form of Approval Notice

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Exhibit B	Initials: ________ ________

Exhibit C
Form of Deed

Property Purchase Agreement 9900 Spectrum Drive, Austin, TX 78717	Exhibit C Exhibit Page 3 of 4	Initials: ________ ________

Exhibit D
Form of Bill of Sale

Exhibit E
Form of Lease Agreement